Exhibit 99.1

FOR IMMEDIATE RELEASE

FUBO WINS PRELIMINARY INJUNCTION AGAINST THE WALT DISNEY COMPANY, FOX CORP. AND WARNER BROS. DISCOVERY’S VENU SPORTS JOINT VENTURE

NEW YORK – AUGUST 16, 2024 – FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO), the leading sports-first live TV streaming platform, has been successful in stopping the launch of The Walt Disney Company, FOX Corp. and Warner Bros. Discovery’s Venu Sports joint venture (JV) after its request for a preliminary injunction was approved by the U.S. District Court, Southern District of New York today. Today’s ruling is significant as Fubo fought against three of the world’s biggest media conglomerates to create a more competitive streaming marketplace for consumers.

David Gandler, co-founder and CEO, Fubo, commented:

“Today’s ruling is a victory not only for Fubo but also for consumers. This decision will help ensure that consumers have access to a more competitive marketplace with multiple sports streaming options.

“But our fight continues. Fubo has said all along that we seek equal treatment from these media giants, and a level playing field in our industry. The proposed joint venture was only the latest example of anticompetitive practices that The Walt Disney Company, FOX Corp. and Warner Bros. Discovery have consistently engaged in for many years. We believe these practices monopolize the market, stifle competition and cheat consumers from deserved choice.

“A fair and competitive marketplace is necessary to provide consumers with multiple, robust and more affordable sports streaming options. We will continue to fight for fairness and for what’s best for consumers.”

Fubo had sought to stop the launch of the JV that would have controlled roughly 60%-80% of live broadcast sports content, according to its partners. Fubo presented evidence of the JV’s primary effect of limiting competition, removing consumer choice, and ultimately leading to steep price hikes for consumers and boosting profits for the partners. Fubo’s goal is to ensure a competitive sports streaming marketplace that offers consumers choice, affordable pricing, flexibility and innovation. All distributors should have the opportunity to compete in a fair market, according to Fubo.

Fubo also intends to move forward with its lawsuit against the JV partners and their affiliates for antitrust practices. The suit, filed February 20, 2024, alleges that the vertically-integrated media companies have engaged in a years-long campaign to block Fubo’s innovative sports-first streaming business resulting in significant harm to both Fubo and consumers.

Multiple lawmakers, media and distribution companies and public interest groups have also publicly expressed concern about the JV’s negative impact for consumers. Sen. Elizabeth Warren (D-MA), Sen. Bernie Sanders (D-VT) and Rep. Joaquin Castro (D-TX) sent a letter on August 7, 2024 to the Department of Justice and Federal Communications Commission. Additionally, Rep. Jerry Nadler (D-NY), Ranking Member, House Judiciary Committee, and Rep. Joaquin Castro (D-TX) sent letters on April 16, 2024 and June 7, 2024 to the JV partner CEOs Bob Iger, Lachlan Murdoch and David Zaslav citing concerns of negative consumer impact and anti-competitive behavior as a result of the JV.

Additionally, eight entities (Fubo, DirecTV, Dish, Newsmax and public advocacy groups American Economic Liberties Project, Electronic Frontier Foundation, Open Markets Institute and Sports Fans Coalition) co-authored a letter to the Chairs and Ranking Members of the Senate Commerce and Judiciary Committees, House Energy & Commerce and Judiciary Committees expressing concern with the JV and its impact on the future of streaming.

Fubo thanks all who expressed concern directly to the Court through amici briefs and declarations.

Kellogg Hansen represented Fubo in its legal proceedings.

A court date for the antitrust lawsuit has not yet been announced.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 400 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2023). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming. It was the first virtual MVPD to launch 4K streaming and MultiView, which it did years ahead of its peers, as well as Instant Headlines, a first-of-its-kind AI feature that generates contextual news topics as they are reported live on air.

Learn more at https://fubo.tv

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, anticompetitive practices among our competitors and our response plan, including our antitrust lawsuit against the Walt Disney Company, Fox Corporation and Warner Brothers Discovery, and competition in our industry. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to the potential launch of the joint venture by Walt Disney Company, Fox Corporation and Warner Brothers Discovery; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 filed with the Securities and Exchange Commission (“SEC”), and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

# # #

Investor Contacts

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv